UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2023

NexPoint Diversified Real Estate Trust
(Exact name of registrant as specified in its charter)

delaware	001-32921	80-0139099
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of principal executive offices, including zip code)

214-276-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.001 per share	NXDT	New York Stock Exchange
5.50% Series A Cumulative Preferred Shares, par value $0.001 per share ($25.00 liquidation preference per share)	NXDT-PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 22, 2023, the Company’s operating partnership, NexPoint Diversified Real Estate Trust Operating Partnership, L.P. (the “OP”), and two of the Company’s indirect subsidiaries, NexPoint Real Estate Capital, LLC (“NREC”) and NexPoint Real Estate Opportunities, LLC (“NREO”), as borrowers (collectively, the “Borrowers”), entered into a loan agreement (the “Loan Agreement”), for a revolving credit facility (the “Facility”) with NexBank, as lender, in the initial principal amount of $20 million, with the option for the Borrowers to receive additional disbursements thereunder up to a maximum amount of $50 million. In connection with the foregoing, the Company entered into a guaranty agreement (the “Guaranty Agreement”), dated May 22, 2023, pursuant to which the Company has guaranteed the Borrowers’ payment obligations to NexBank under the Facility. The OP is the sole member and manager of NREC and NREO. Borrowings under the Facility are secured by an equity pledge by each Borrower of equity securities which they hold as investments and bear interest at a rate equal to the 1-month SOFR term rate plus 3.50% per annum. The Facility has an initial term of one year and may be renewed by the Borrowers for two additional one-year terms.

The Loan Agreement contains representations and warranties, affirmative and negative covenants and events of default that the Company considers customary for an agreement of this type, including covenants setting a minimum debt service coverage ratio, a maximum total leverage ratio and minimum liquidity. If an event of default occurs and is continuing, NexBank may suspend or terminate the commitments under the Loan Agreement and require the immediate repayment of all outstanding borrowings and enforce its security interest against the collateral. Amounts owed under the Loan Agreement may be prepaid at any time with proper prior notice without premium or penalty.

NexBank is an affiliate of the Company’s investment adviser through common beneficial ownership. In compliance with the Company’s Related Party Transaction Policy, the Facility and Guaranty Agreement were approved by the Audit Committee of the Board of Trustees of the Company.

The description of the material terms of the Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement and the Guaranty Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1
Loan Agreement, dated May 22, 2023, by and between NexPoint Diversified Real Estate Trust Operating Partnership, L.P., NexPoint Real Estate Capital, LLC, NexPoint Real Estate Opportunities, LLC and NexBank.

10.2	Guaranty Agreement, dated May 22, 2023, by the Company for the benefit of NexBank.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NexPoint Diversified Real Estate Trust

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary

Date:  May 25, 2023